Exhibit 4.7
THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), OR (C) IT IS AN INDIVIDUAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (4), (5) OR (6) UNDER THE SECURITIES ACT); AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO GRUBB & ELLIS COMPANY (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO

THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

GRUBB & ELLIS COMPANY
7.95% CONVERTIBLE SENIOR NOTES DUE 2015
No. 1
CUSIP No. 400095 AA3
     Grubb & Ellis Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to the order of CEDE & CO., or its registered assigns, the principal sum of $30,000,000 (Thirty Million Dollars) on May 1, 2015, and to pay interest thereon from and including May 7, 2010 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 2010, at the rate of 7.95% per annum, until the principal hereof is paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be on April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Pursuant to Section 9.15 of the Indenture or the Registration Rights Agreement, in certain circumstances, the Holder will be entitled to Additional Interest. Payment of the principal of this Security and interest on (including Additional Interest, if any) shall be made by wire transfer (except as otherwise provided in the Indenture) in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture. If any provision of this Security is inconsistent with any provision of the Indenture, the provision in the Indenture shall control.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Remainder Of Page Intentionally Left Blank]

     In Witness Whereof, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	GRUBB & ELLIS COMPANY
By:
Name:
Title:

Attest:		Name:
Title:

     This is one of the Securities designated therein referred to in the within mentioned Indenture.

U.S. Bank National Association, as Trustee
By:
Authorized Signatory

GRUBB & ELLIS COMPANY
7.95% Convertible Senior Notes due 2015
1. Indenture
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, dated as of May 7, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.
     No reference herein to the Indenture and no provision of this Security or of the Indenture (except with respect to the deemed payment of interest upon conversion pursuant to Section 8.01(e) of the Indenture) shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
2. Right to Redeem
     No sinking fund is provided for the Securities. The Securities are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time on or after May 6, 2013, in whole or in part, at the option of the Company, at the Redemption Price payable in cash. Article V of the Indenture sets forth the procedures, obligations, conditions and other terms of such redemption.
3. Purchase of Securities at the Option of Holders
     If a Fundamental Change occurs at any time, subject to the provisions set forth in the Indenture, the Holder of this Security shall have the right, at such Holder’s option, to require the Company to purchase all of such Security, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple thereof, at the Fundamental Change Purchase Price specified in the Indenture. Article VI of the Indenture sets forth the procedures, obligations, conditions and other terms of such repurchase option upon the occurrence of a Fundamental Change.
4. Conversion
     Subject to the procedures, obligations, conditions and other terms for conversion set forth in Article VIII of the Indenture and at any time prior to the Close of Business on the Scheduled Trading Day before the Stated Maturity Date of the Securities, a Holder may convert its Securities at their full principal amount, or any portion of their principal amount that is equal to $1,000 or an integral multiple thereof, into a full number of shares of Common Stock (together with a cash payment in lieu of any fractional shares of Common Stock) at the Conversion Rate then in effect at the time of conversion.
5. Amendment; Waiver
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
6. Reports
     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).
7. Remedies
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder (other than in the case of an Event of Default specified in Sections 9.01(a), (b), (d) and (g) of the Indenture), unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holders have offered to the Trustee reasonable indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, the Trustee shall have failed to institute any such proceeding, within 60 days after receipt of such notice, request and offer of indemnity, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal amount, Redemption Price or Fundamental Change Purchase Price of or any premium or interest (including Additional Interest, if any)

hereon on or after the respective due dates expressed herein or to receive shares of Common Stock upon conversion in accordance with Article VIII of the Indenture.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount, Redemption Price or Fundamental Change Purchase Price of, and interest (including Additional Interest, if any) (except with respect to the deemed payment of interest upon conversion pursuant to Section 8.01(e) of the Indenture) on, this Security at the times, place and rate, and in the coin or currency, herein prescribed, or to issue shares of Common Stock upon conversion in accordance with Article VIII of the Indenture.
8. Registered Form; Denominations; Transfer; Exchange
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
9. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
10. Governing Law
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM
To assign this Security, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                                                                                                                                                            agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
(Signature must be guaranteed by a
participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

     In connection with any transfer of this Security occurring prior to the date which is the later of (i) one year after the Issue Date of the Securities or such shorter period of time permitted by Rule 144 under the Securities Act, as amended (the “Securities Act”), or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
[Check One]

(1)	☐	to the Company or a subsidiary thereof; or
(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act;
(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(4)	☐	pursuant to any other exemption from the registration requirements of the Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company and the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as may reasonably be required in order to determine that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Security)
     Signature Guarantee:
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:                                                                                                                                      Signed:
     NOTICE: To be executed by an executive officer.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
     The initial principal amount of this Global Security is $30,000,000 (THIRTY MILLION DOLLARS). The following increases or decreases in this Global Security have been made:

Amount of
	decrease in	Amount of increase	Principal Amount of
	Principal Amount	in Principal Amount	this Global Security
Date of	of this Global	of this Global	following such	Signature of authorized officer of
Exchange	Security	Security	decrease or increase	Trustee or Securities Custodian

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
To: Grubb & Ellis Company
     The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Grubb & Ellis Company (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of this Indenture referred to in this Security and directs that the check or wire or other electronic funds transfer of the Company in payment for this Security or the portion thereof and any portion of this Security representing any unrepurchased principal amount hereof be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
     Principal amount to be repurchased (if less than all):
     $
     Certificate number (if Securities in certificated form):

Dated:	Signed:
(Sign exactly as your name appears on the
other side of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)
     Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:
(Name)
(Street Address)

(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF CONVERSION NOTICE
To: Grubb & Ellis Company
     The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of the Common Stock of Grubb & Ellis Company, in accordance with the terms of this Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, cash in lieu of fractional shares and any portion of this Security representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security. The undersigned acknowledges that the conversion of the specified Securities is subject to the requirements established by the Company in this Indenture, as applicable, as well as the procedures of any Depositary, each as in effect from time to time.
     In addition, the undersigned certifies that the issuance of shares of Common Stock pursuant to this conversion notice will not cause the undersigned to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 14.99% of the shares of Common Stock outstanding at such time. Any purported delivery of shares of Common Stock upon conversion of the Securities shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the undersigned becoming the beneficial owner of more than 14.99% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to the undersigned upon conversion of the Securities is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after the undersigned gives notice to the Company that such delivery would not result in it being the beneficial owner of more than 14.99% of the shares of Common Stock outstanding at such time.
     This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.
     Principal amount to be converted (if less than all):
      $[                                       ]

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

     Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:
(Name)
(Street Address)

(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address